Exhibit 99.1

VeriFone Reports

Fourth Quarter and Fiscal 2009 Results

     SAN JOSE, CA, - December 14, 2009 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months and fiscal year ended October 31, 2009.

     Net revenues for the three months ended October 31, 2009 were $217.8 million, 11% lower than the net revenues of $244.7 million for the comparable period of 2008. Net revenues from VeriFone's International business decreased 14% while net revenues from VeriFone's North America business decreased 6%.

     Non-GAAP gross margins were 37.9% for the three months ended October 31, 2009, compared to 34.7% for the comparable period of 2008. GAAP gross margins for the three months ended October 31, 2009 were 34.8%, compared to 30.2% for the three months ended October 31, 2008.

     Non-GAAP net income for the three months ended October 31, 2009 was $0.26 per diluted share, compared to $0.19 per diluted share, for the comparable period in 2008.

     GAAP net income per share for the three months ended October 31, 2009 was $0.04 per diluted share, compared to GAAP net loss of ($4.35) per diluted share, for the comparable period of fiscal 2008.

     Net revenues for the fiscal year ended October 31, 2009 were $844.7 million, 8% lower than the net revenues of $921.9 million for fiscal 2008.

     Non-GAAP gross margins were 36.0% for the fiscal year ended October 31, 2009, compared to 35.8% for fiscal 2008. GAAP gross margins for the fiscal year ended October 31, 2009 were 33.4%, compared to 31.8% for fiscal 2008.

     Non-GAAP net income for the fiscal year ended October 31, 2009 was $0.85 per diluted share, compared to $0.75 per diluted share for fiscal 2008. GAAP net loss per share for the fiscal year ended October 31, 2009 was $(1.63) per diluted share, compared to $(5.05) per diluted share for fiscal 2008.

     “Despite a challenging start, VeriFone completed fiscal 2009 with very good results. In the fourth quarter, non-GAAP net income was up 33% over the prior year and we improved non-GAAP operating margins by 360 basis points. We also generated $75 million of cash from operations in the quarter and increased our cash balances for the year to $325 million, more than double the balance of this time last year,” said Douglas G. Bergeron, Chief Executive Officer. “Our strong earnings, tight management of working capital, specifically through the reduction of $72 million of inventory during the year and net cash tax receipts significantly contributed to our robust generation of cash.” “We continue to see a recovery in all of our international markets and some signs of improvement in the domestic marketplace. As evidenced by recent announcements, we continue to lead our industry through product innovation and first-to-market technology,” continued Bergeron.

Guidance – First Quarter and Full Year 2010

     For the first quarter ending January 31, 2010, VeriFone expects to record net revenues of between $215 and $218 million. Non-GAAP net income per share is projected to be in the range of $0.22 to $0.23.

     For the full year of fiscal 2010, VeriFone expects net revenues to be between $900 million and $915 million. Non-GAAP net income per share is projected to be in the range of $0.97 to $1.07, for the same time period.

Fourth Quarter Highlights

·	VeriFone announced PAYware Mobile, a complete payment solution for the Apple iPhone that provides small businesses with simple and secure card processing capabilities on the popular smartphone platform. VeriFone’s payment solution for the iPhone (www.paywaremobile.com) puts mainstream payment processing capabilities in the hands of small business merchants who need a mobile card acceptance solution for enterprises such as home repair, small cafes, door-to-door sales, or virtually any other type of business.

Transactions processed by PAYware Mobile will be funneled through a VeriFone gateway and then turned over to one of our many processing customers for authorization and settlement.

·	VeriFone bolstered its end-to-end encryption leadership position this quarter with Chase Paymentech’s announcement of support for VeriShield Protect. In addition, VeriFone announced development of its VeriShield Protect support for both EMV and contactless transactions, making VeriShield Protect the only solution to encrypt all three card data formats with a field preserving end to end encryption scheme. We will start working with beta customers in Europe towards a Spring 2010 release.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President ,Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense), net; non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition Related Expenses. VeriFone excludes certain expenses that are the result of acquisitions. These expenses include the amortization of purchased intangible assets, purchased core-and-developed technology, step-down in deferred revenue on acquisition, settlements of contingencies established at time of acquisition and other acquisition related charges (such as integration charges and certain interest charges) which result in VeriFone recording expenses or fair-value adjustments in VeriFone’s GAAP financial statements that were either reflected in the historical financial statements of the acquired company for periods prior to the acquisition or relate to purchase accounting fair value adjustments and for which there is no cash impact on VeriFone. Furthermore, in the case of acquired product lines, had VeriFone internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Acquisition related charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses and fair-value adjustments.

Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and intangible assets and write-off of capitalized software, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense), net. We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. Normalization of overhead represents the change in the amount of overhead capitalized for inventory items held at the beginning of the year and was still on hand at period end. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

     Note D: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

	2009	2008	Change (1)	2009	2008	Change (1)

Net revenues:
System Solutions	$186,031	$219,387	-15.2%	$727,650	$ 807,465	-9.9%
Services	31,798	25,324	25.6%	117,064	114,466	2.3%

Total net revenues	217,829	244,711	-11.0%	844,714	921,931	-8.4%
Cost of net revenues:
System Solutions	118,554	144,906	-18.2%	476,045	523,812	-9.1%
Amortization of purchased core-and-developed
technology	4,921	7,929	-37.9%	20,414	32,230	-36.7%

Total cost of Systems Solutions net revenues	123,475	152,835	-19.2%	496,459	556,042	-10.7%
Services	18,445	17,985	2.6%	66,126	72,858	-9.2%

Total cost of net revenues	141,920	170,820	-16.9%	562,585	628,900	-10.5%

Gross profit	75,909	73,891	2.7%	282,129	293,031	-3.7%

Operating expenses:
Research and development	16,698	18,443	-9.5%	65,148	75,622	-13.9%
Sales and marketing	19,843	20,512	-3.3%	73,544	91,457	-19.6%
General and administrative	18,997	33,442	-43.2%	76,468	126,625	-39.6%
Amortization of purchased intangible assets	4,890	7,178	-31.9%	20,423	26,033	-21.5%
Impairment of goodwill	-	289,119	nm	175,512	289,119	-39.3%

Total operating expenses	60,428	368,694	-83.6%	411,095	608,856	-32.5%

Operating income (loss)	15,481	(294,803)	nm	(128,966)	(315,825)	nm

Interest expense	(3,823)	(6,536)	-41.5%	(12,481)	(28,413)	-56.1%
Interest income	242	1,304	-81.4%	1,517	5,981	-74.6%
Other income (expense), net	(1,969)	(6,941)	-71.6%	11,340	(13,181)	nm

Income (loss) before income taxes	9,931	(306,976)	nm	(128,590)	(351,438)	nm
Provision for income taxes	6,244	59,663	nm	9,246	73,884	nm

Net income (loss)	$3,687	$(366,639)	nm	$(137,836)	$ (425,322)	nm

Net income (loss) per share:
Basic	$0.04	$(4.35)		$(1.63)	$(5.05)
Diluted	$0.04	$(4.35)		$(1.63)	$(5.05)

Weighted average shares used in computing net income
(loss) per share:
Basic	84,508	84,337		84,473	84,220
Diluted	85,812	84,337		84,473	84,220

(1) "nm" means not meaningful

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

	2009	2008	Change	2009	2008	Change

United States and Canada	$86,998	$ 92,454	-6%	$ 343,042	$ 357,472	-4%
Europe	68,485	77,656	-12%	265,548	292,038	-9%
Latin America	35,563	52,776	-33%	150,071	198,443	-24%
Asia	26,783	21,825	23%	86,053	73,978	16%

	$217,829	$ 244,711	-11%	$ 844,714	$ 921,931	-8%

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
	October 31,	October 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$324,996	$157,160
Accounts receivable, net	157,357	170,234
Inventories	95,921	168,360
Other current assets	44,508	67,096

Total current assets	622,782	562,850

Property, plant and equipment, net	46,978	52,309
Purchased intangible assets, net	52,974	92,637
Goodwill	150,845	321,903
Other assets	45,331	50,053

Total assets	$918,910	$1,079,752

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$87,094	$81,188
Income taxes payable	2,650	2,185
Deferred revenue, net	45,668	47,687
Other current liabilities	104,542	130,452
Short-term debt	5,699	5,022

Total current liabilities	245,653	266,534

Deferred revenue, net	18,294	13,292
Long-term debt	504,165	543,357
Other long-term liabilities	116,348	112,357

Minority interest	2,401	2,058

Total stockholders' equity	32,049	142,154

Total liabilities and stockholders' equity	$918,910	$1,079,752

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Year Ended October 31,

	2009	2008

Cash flows from operating activities
Net loss	$ (137,836)	$(425,322)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of goodwill and purchased intangible assets	175,512	289,119
Amortization of purchased intangible assets	40,837	58,263
Stock-based compensation	22,873	17,916
Depreciation and amortization of property, plant and equipment and other assets	17,125	13,376
Amortization of capitalized software development costs	3,541	1,691
Amortization of debt issuance costs	2,727	2,634
Write-off of capitalized software	760	3,087
Loss on disposal of property, plant and equipment	1,481	341
Gain on reversal of Lipman pre-acquisition contingency	(14,870)	-
Gain on extinguishment of debt	(13,103)	-
Impairment of equity investment	-	2,236
Deferred income taxes	1,725	58,352
Other	214	(10)

Net cash provided by operating activities before changes in working capital	100,986	21,683
Changes in operating assets and liabilities:
Accounts receivable, net	13,034	24,615
Inventories	72,544	(60,567)
Other assets	24,138	(3,201)
Accounts payable	5,906	(24,317)
Income taxes payable	465	1,672
Deferred revenues, net	2,982	5,172
Other liabilities	(17,446)	26,315

Net cash provided by (used in) operating activities	202,609	(8,628)

Cash flows from investing activities
Purchases of property, plant and equipment	(9,728)	(17,597)
Software development costs capitalized	(2,326)	(4,454)
Acquisition of businesses, net of cash acquired	(1,330)	(15,753)
Purchase of equity investment	(2,721)	-
Other	110	-

Net cash used in investing activities	(15,995)	(37,804)

Cash flows from financing activities
Proceeds from advances against banker's acceptances	8,638	-
Proceeds from debt	-	3,408
Repayments of debt and advances against banker's acceptances	(33,763)	(8,210)
Payment of debt amendment fees	-	(1,645)
Proceeds from exercise of stock options	475	3,026
Other	98	1,176

Net cash used in financing activities	(24,552)	(2,245)

Effect of foreign currency exchange rate changes on cash and cash equivalents	5,774	(9,164)

Net increase (decrease) in cash and cash equivalents	167,836	(57,841)
Cash and cash equivalents, beginning of period	157,160	215,001

Cash and cash equivalents, end of period	$ 324,996	$157,160

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

		2009	2008	2009	2008

GAAP Net revenues - System Solutions		$186,031	$219,387	$ 727,650	$ 807,465
Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-

Non-GAAP Net revenues - System Solutions		$186,031	$219,387	$ 727,650	$ 807,465

GAAP Net revenues - Services		$31,798	$25,324	$ 117,064	$ 114,466
Amortization of step-down in deferred revenue on acquisition	A	69	791	402	1,664

Non-GAAP Net revenues - Services		$31,867	$26,115	$ 117,466	$ 116,130

GAAP Net revenues		$217,829	$244,711	$ 844,714	$ 921,931
Amortization of step-down in deferred revenue on acquisition	A	69	791	402	1,664

Non-GAAP Net revenues		$217,898	$245,502	$ 845,116	$ 923,595

GAAP Cost of net revenues - System Solutions		$123,475	$152,835	$ 496,459	$ 556,042
Stock-based compensation	D	(468)	(435)	(1,568)	(1,355)
Restructuring costs	B	(1,115)	(83)	(1,215)	(246)
Reversal of warranty liability established at acquisition	A	-	-	2,155	-
Normalization of Overhead	B	-	(1,888)	-	(1,888)
Amortization of purchased core-and-developed technology	A	(4,921)	(7,929)	(20,414)	(32,230)

Non-GAAP Cost of net revenues - System Solutions		$116,971	$142,500	$ 475,417	$ 520,323

GAAP Cost of net revenues - Services		$18,445	$17,985	$ 66,126	$ 72,858
Stock-based compensation	D	(47)	(62)	(144)	(145)
Restructuring costs	B	(2)	(34)	(120)	(341)

Non-GAAP Cost of net revenues - Services		$18,396	$17,889	$ 65,862	$ 72,372

GAAP Gross profit - System Solutions		$62,556	$66,552	$ 231,191	$ 251,423
Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-
Stock-based compensation	D	468	435	1,568	1,355
Restructuring costs	B	1,115	83	1,215	246
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Normalization of Overhead	B	-	1,888	-	1,888
Amortization of purchased core-and-developed technology	A	4,921	7,929	20,414	32,230

Non-GAAP Gross profit - System Solutions		$69,060	$76,887	$ 252,233	$ 287,142

GAAP System Solutions gross margins		33.6%	30.3%	31.8%	31.1%
Amortization of step-down in deferred revenue on acquisition as a
% of System Solutions net revenues	A	0.0%	0.0%	0.0%	0.0%
Stock-based compensation as a % of System Solutions net
revenues	D	0.3%	0.2%	0.2%	0.2%
Restructuring costs as a % of System Solutions net revenues	B	0.6%	0.0%	0.2%	0.0%
Reversal of warranty liability established at acquisition as a % of
System Solutions net revenues	A	0.0%	0.0%	-0.3%	0.0%
Normalization of Overhead as a % of System Solutions net	B
revenues		0.0%	0.9%	0.0%	0.2%
Amortization of purchased core-and-developed technology as a %
of System Solutions net revenues	A	2.6%	3.6%	2.8%	4.0%

Non-GAAP System Solutions gross margins		37.1%	35.0%	34.7%	35.6%

GAAP Gross profit - Services		$13,353	$7,339	$ 50,938	$ 41,608
Amortization of step-down in deferred revenue on acquisition	A	69	791	402	1,664
Stock-based compensation	D	47	62	144	145
Restructuring costs	B	2	34	120	341

Non-GAAP Gross profit - Services		$13,471	$8,226	$ 51,604	$ 43,758

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

		2009	2008	2009	2008

GAAP Services gross margins		42.0%	29.0%	43.5%	36.3%
Amortization of step-down in deferred revenue on acquisition as a
% of Services net revenues	A	0.2%	3.1%	0.3%	1.5%
Stock-based compensation as a % of Services net revenues	D	0.1%	0.2%	0.1%	0.1%
Restructuring costs as a % of Services net revenues	B	0.0%	0.1%	0.1%	0.3%

Non-GAAP Services gross margins		42.3%	31.5%	43.9%	37.7%

GAAP Gross profit		$75,909	$73,891	$ 282,129	$ 293,031
Amortization of step-down in deferred revenue on acquisition	A	69	791	402	1,664
Stock-based compensation	D	515	497	1,712	1,500
Restructuring costs	B	1,117	117	1,335	587
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Normalization of Overhead	B	-	1,888	-	1,888
Amortization of purchased core-and-developed technology	A	4,921	7,929	20,414	32,230

Non-GAAP Gross profit		$82,531	$85,113	$ 303,837	$ 330,900

GAAP Gross margins		34.8%	30.2%	33.4%	31.8%
Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.3%	0.0%	0.2%
Stock-based compensation as a % of net revenues	D	0.2%	0.2%	0.2%	0.2%
Restructuring costs as a % of net revenues	B	0.5%	0.0%	0.2%	0.1%
Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	-0.3%	0.0%
Normalization of Overhead as a % of net revenues	B	0.0%	0.8%	0.0%	0.2%
Amortization of purchased core-and-developed technology as a %
of net revenues	A	2.3%	3.2%	2.4%	3.5%

Non-GAAP Gross margins		37.9%	34.7%	36.0%	35.8%

GAAP Research and development		$16,698	$18,443	$ 65,148	$ 75,622
Stock-based compensation	D	(1,281)	(1,415)	(4,974)	(4,930)
Restructuring costs	B	(190)	(488)	(1,019)	(1,829)
Capitalized software write-off	B	-	-	-	(2,700)

Non-GAAP Research and development		$15,227	$16,540	$ 59,155	$ 66,163

GAAP Sales and marketing		$19,843	$20,512	$ 73,544	$ 91,457
Stock-based compensation	D	(1,805)	(1,301)	(7,495)	(6,157)
Restructuring costs	B	(112)	(61)	(1,239)	(3,048)

Non-GAAP Sales and marketing		$17,926	$19,150	$ 64,810	$ 82,252

GAAP General and administrative, impairment of goodwill, and
amortization of purchased intangible assets		$23,887	$329,739	$ 272,403	$ 441,777
Stock-based compensation	D	(1,315)	(1,543)	(8,691)	(5,328)
Other – restatement charges, SOX remediation and legal
settlement	B C	(976)	(11,833)	(8,275)	(45,375)
Settlement of contingencies established at acquisition, net of legal
fees	A	-	-	7,172	-
Restructuring costs	B	(2,045)	(939)	(3,755)	(2,805)
Impairment of goodwill	B	-	(289,119)	(175,512)	(289,119)
Amortization of purchased intangible assets	A	(4,890)	(7,178)	(20,423)	(26,033)

Non-GAAP General and administrative		$14,661	$19,127	$ 62,919	$ 73,117

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	(UNAUDITED)

	Three Months Ended October 31,			Year Ended October 31,

		2009	2008	2009	2008

GAAP Operating expenses		$60,428	$368,694	$ 411,095	$ 608,856
Stock-based compensation	D	(4,401)	(4,259)	(21,160)	(16,415)
Other – restatement charges, SOX remediation and legal
settlement	B C	(976)	(11,833)	(8,275)	(45,375)
Settlement of contingencies established at acquisition, net of
legal fees	A	-	-	7,172	-
Restructuring costs	B	(2,347)	(1,488)	(6,013)	(7,682)
Capitalized software write-off	B	-	-	-	(2,700)
Impairment of goodwill	B	-	(289,119)	(175,512)	(289,119)
Amortization of purchased intangible assets	A	(4,890)	(7,178)	(20,423)	(26,033)

Non-GAAP Operating expenses		$47,814	$54,817	$ 186,884	$ 221,532

GAAP Operating income (loss)		$15,481	$(294,803)	$ (128,966)	$ (315,825)

Amortization of step-down in deferred revenue on acquisition	A	69	791	402	1,664
Stock-based compensation	D	4,916	4,756	22,872	17,915
Other – restatement charges, SOX remediation and legal
settlement	B C	976	11,833	8,275	45,375
Settlement of contingencies established at acquisition, net of
legal fees	A	-	-	(7,172)	-
Restructuring costs	B	3,464	1,605	7,348	8,269
Capitalized software write-off	B	-	-	-	2,700
Impairment of goodwill	B	-	289,119	175,512	289,119
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Normalization of Overhead	B	-	1,888	-	1,888
Amortization of purchased core-and-developed technology	A	4,921	7,929	20,414	32,230
Amortization of purchased intangible assets	A	4,890	7,178	20,423	26,033

Non-GAAP Operating income		$34,717	$30,296	$ 116,953	$ 109,368

GAAP Operating margin		7.1%	-120.5%	-15.3%	-34.3%
Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.0%	0.3%	0.0%	0.2%
Stock-based compensation as a % of net revenues	D	2.3%	1.9%	2.7%	1.9%
Other – restatement charges, SOX remediation and legal
settlement as a % of net revenues	B C	0.4%	4.8%	1.0%	4.9%
Settlement of contingencies established at acquisition, net of
legal fees as a % of net revenues	A	0.0%	0.0%	-0.8%	0.0%
Restructuring costs as a % of net revenues	B	1.6%	0.7%	0.9%	0.9%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.0%	0.3%
Impairment of goodwill as a % of net revenues	B	0.0%	118.1%	20.8%	31.4%
Reversal of warranty liability established at acquisition as a %	A
of net revenues		0.0%	0.0%	-0.3%	0.0%
Normalization of Overhead as a % of net revenues	B	0.0%	0.8%	0.0%	0.2%
Amortization of purchased core-and-developed technology as
a % of net revenues	A	2.3%	3.2%	2.4%	3.5%
Amortization of purchased intangible assets as a % of net
revenues	A	2.2%	2.9%	2.4%	2.8%

Non-GAAP Operating margin		15.9%	12.3%	13.8%	11.8%

GAAP Interest expense		$(3,823)	$(6,536)	$ (12,481)	$ (28,413)
Acquisition related interest charges	A	493	968	2,387	4,906
Settlement of contingencies established at acquisition	A	-	-	(5,064)	-

Non-GAAP Interest expense		$(3,330)	$(5,568)	$ (15,158)	$ (23,507)

GAAP Interest income		$242	$1,304	$ 1,517	$5,981

Non-GAAP Interest income		$242	$1,304	$ 1,517	$5,981

GAAP Other income (expense), net		$(1,969)	$(6,941)	$ 11,340	$ (13,181)
Other charges	B	828	3,777	(798)	9,323
Gain on debt extinguishment	B	-	-	(13,103)	-

Non-GAAP Other income (expense), net		$(1,141)	$(3,164)	$ (2,561)	$ (3,858)

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	(UNAUDITED)

		Three Months Ended October 31,		Year Ended October 31,

		2009	2008	2009	2008

Non-GAAP Income before income taxes		$30,488	$22,868	$ 100,751	$ 87,984

GAAP Provision for income taxes		$6,244	$59,663	$ 9,246	$ 73,884
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	2,293	(53,260)	18,964	(49,248)

Non-GAAP Provision for income taxes		$8,537	$6,403	$ 28,210	$ 24,636
Non-GAAP Income tax rate		28%	28%	28%	28%

GAAP Net income (loss)		$3,687	$(366,639)	$ (137,836)	$ (425,322)

Amortization of step-down in deferred revenue on acquisition	A	69	791	402	1,664
Stock-based compensation	D	4,916	4,756	22,872	17,915
Other – restatement charges, SOX remediation and legal
settlement	B C	1,469	12,801	10,662	50,281
Settlement of contingencies established at acquisition, net of
legal fees	A	-	-	(12,236)	-
Restructuring costs	B	3,464	1,605	7,348	8,269
Capitalized software write-off	B	-	-	-	2,700
Impairment of goodwill	B	-	289,119	175,512	289,119
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Normalization of Overhead	B	-	1,888	-	1,888
Amortization of purchased core-and-developed technology	A	4,921	7,929	20,414	32,230
Amortization of purchased intangible assets	A	4,890	7,178	20,423	26,033
Other charges	B	828	3,777	(798)	9,323
Gain on debt extinguishment	B	-	-	(13,103)	-
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(2,293)	53,260	(18,964)	49,248

Total Non-GAAP Net income		$21,951	$16,465	$ 72,541	$ 63,348

Non-GAAP Net income per share:
Basic	E	$0.26	$0.20	$0.86	$0.75
Diluted	E	$0.26	$0.19	$0.85	$0.75

Weighted average shares used in computing Non-GAAP net
income per share:
Basic	E	84,508	84,337	84,473	84,220
Diluted	E	85,812	84,755	84,845	84,736

GAAP Net income (loss) as a % of net revenues		1.7%	-149.8%	-16.3%	-46.1%
Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.0%	0.3%	0.0%	0.2%
Stock-based compensation as a % of net revenues	D	2.3%	1.9%	2.7%	1.9%
Other – restatement charges, SOX remediation and legal
settlement as a % of net revenues	B C	0.7%	5.2%	1.3%	5.5%
Settlement of contingencies established at acquisition as a %
of net revenues	A	0.0%	0.0%	-1.4%	0.0%
Restructuring costs as a % of net revenues	B	1.6%	0.7%	0.9%	0.9%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.0%	0.3%
Amortization of purchased core-and-developed technology as
a % of net revenues	A	2.3%	3.2%	2.4%	3.5%
Amortization of purchased intangible assets as a % of net
revenues	A	2.2%	2.9%	2.4%	2.8%
Impairment of goodwill as a % of net revenues	B	0.0%	118.1%	20.8%	31.4%
Reversal of warranty liability established at acquisition as a %
of net revenues	A	0.0%	0.0%	-0.3%	0.0%
Normalization of Overhead as a % of net revenues	B	0.0%	0.8%	0.0%	0.2%
Other charges as a % of net revenues	B	0.4%	1.5%	-0.1%	1.0%
Gain on debt extinguishment as a % of net revenues	B	0.0%	0.0%	-1.6%	0.0%
Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	-1.1%	21.8%	-2.2%	5.3%

Total Non-GAAP Net income as a % of non-GAAP net revenues		10.1%	6.7%	8.6%	6.9%